Exhibit 10.12

EXECUTION VERSION

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (the “First Amendment”), is made effective as of February 17, 2021 (the “Effective Date”), among BCE-MACH III LLC, a Delaware limited liability company (the “Borrower”), BCE-MACH III MIDSTREAM HOLDINGS LLC, a Delaware limited liability company (the “Guarantor”), MIDFIRST BANK, a federally chartered savings association, as Administrative Agent and Collateral Agent (in such capacities, the “Agent”) for the Lenders and as Issuing Bank, and each of the banks, financial institutions and other lending institutions from time to time parties as lenders (each a “Lender” and, collectively, the “Lenders”) to the Credit Agreement, dated as of May 19, 2020, among the Borrower, the Agent, the Issuing Bank, and the Lenders (the “Credit Agreement”), amends the Credit Agreement and the other Credit Documents as and to the extent provided below.

The parties to this First Amendment agree as follows:

1. Defined Terms. Capitalized terms used but not defined in this First Amendment have the meanings provided in the Credit Agreement.

2. Amendment. The Credit Agreement is amended as follows:

(a) The following new definitions are added to Section 1.1 of the Credit Agreement in appropriate alphabetical location:

“Capital Expenditures” shall mean, without duplication, any expenditure or commitment to expend money for any maintenance, purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries prepared in accordance with GAAP.

“Collateral Coverage Ratio” shall mean, at any time, the ratio of (a) the PV-10 of the Proved Developed Producing Reserves included in the Mortgaged Properties at such time, as reflected in the most recent Reserve Report delivered under Section 9.13, to (b) the Borrowing Base in effect at such time.

“Excess Cash Flow” shall mean, for any period, the excess, if any, of (a) Consolidated Net Income for such period, minus (b) the aggregate amount actually paid by the Borrower and its Restricted Subsidiaries in cash during such period on account of Capital Expenditures.

“Excess Cash Flow Distributions” shall mean cash distributions by Borrower to the holders of its Equity Interests in any fiscal quarter in an amount not to exceed 50% of Excess Cash Flow for the immediately preceding fiscal quarter.

“PV-10” shall mean, shall mean, with respect to any Proved Developed Producing Reserves expected to be produced from any Borrowing Base Properties, the net present value, discounted at 10% per annum, of the future net revenues expected to accrue to the Borrower’s and the Credit Parties’ collective interests in such reserves during the remaining expected economic lives of such reserves, calculated in accordance with the most recent NYMEX Price Deck.

“Required Hedge Percentage” shall mean, for crude oil production or natural gas production, as applicable, the percentage set opposite the Net Borrowing Base Utilization Percentage as of the applicable Hedging Test Date in the following table:

Net Borrowing Base Utilization Percentage	Crude Oil Production	Natural Gas Production
<25%	0%	0%
>25% & <50%	50%	25%
>50%	75%	50%

“Net Borrowing Base Utilization Percentage” shall mean, as of any day:

(a) an amount equal to (i) aggregate Total Exposures of all Lenders on such day minus (ii) the lesser of (A) all Unrestricted Cash and Cash Equivalents of the Borrower and its Restricted Subsidiaries as of such date and (B) $10,000,000 divided by

(b) the Borrowing Base in effect on such day.

(b) Section 7(b) of the Credit Agreement is amended and restated in its entirety as follows:

(b) (i) (A) Consolidated Cash Balance as of the day of the Notice of Borrowing and (B) the pro forma Consolidated Cash Balance as of the end of the fifth Business Day after giving effect to such Credit Event and the application of the proceeds thereof may not exceed $20,000,000, and (ii) Borrower must be in compliance, both before and after giving effect to such Credit Event on a pro forma basis, with Section 9.18 and Section 10.9 (and if required by the Administrative Agent, shall certify as to such compliance either in a certificate of an Authorized Officer or in the applicable Notice of Borrowing).

(c) Section 9.1 of the Credit Agreement is amended by adding a new Section 9.1(l) as follows:

(l) Certificate of Authorized Officer – Excess Cash. No later than the third Business Day following the last day of each month, and on each Hedging Test Date, a certificate of an Authorized Officer, certifying as of such last day of such month, the Consolidated Cash Balance of the Borrower and its Subsidiaries, along with a calculation of the amount required to be prepaid on such date under Section 5.2(c), if any, and, on any Hedging Test Date, the Net Borrowing Base Utilization Percentage, together with any supporting documentation that the Administrative Agent reasonably requests.

(d) Section 9.18 of the Credit Agreement is amended and restated in its entirety as follows:

9.18. Required Hedging. On or before each date (I) that is thirty (30) days after the Closing Date (or such later date as may be agreed by the Administrative Agent) (II) that each Reserve Report is delivered under Section 9.13(a), and (III) on which any Credit Event occurs during any time period described in Section 9.18(a) that would result in an increased Required Hedging Percentage (each such date, a “Hedging Test Date”), Borrower or other Credit Parties shall enter into Hedge Agreements with a Secured Hedge Counterparty the net notional volumes for which (when aggregated with other commodity Hedge Agreements then in effect, other than puts, floors and basis differential swaps on volumes already hedged pursuant to other Hedge Agreements) are at least, as of each Hedging Test Date: (a) during any time period when both (i) the Consolidated Total Debt to EBITDAX Ratio for the most recent Test Period before such Hedging Test Date is less than 2.00 to 1.00, and (ii) the Collateral Coverage Ratio as of such Hedging Test Date is greater than 2:00 to 1.00, the Required Hedging Percentage of the reasonably anticipated crude oil production and of the reasonably anticipated natural gas production from the Credit Parties’ total Proved Developed Producing Reserves (as forecasted by the Borrower and acceptable to the Administrative Agent based upon the Initial Reserve Reports or the most recent Reserve Report delivered under Section 9.13(a), as applicable) for any month during the 24-month period from the applicable Hedging Test Date, and (b) at all times other than those described in the preceding Section 9.18(a), 75% of the reasonably anticipated crude oil production and 50% of the reasonably anticipated natural gas production from the Credit Parties’ total Proved Developed Producing Reserves (as forecasted by the Borrower and acceptable to the Administrative Agent based upon the Initial Reserve Reports or the most recent Reserve Report delivered under Section 9.13(a), as applicable) for any month during the 24-month period from the applicable Hedging Test Date. Notwithstanding the foregoing, the Borrower or other Credit Parties are not required to enter into Hedge Agreements under this Section 9.18 for any month after the Maturity Date.

(e) The proviso at the end of Section 10.6(e) of the Credit Agreement is amended and restated in its entirety as follows:

provided that, without otherwise limiting this Section 10.6(e), until the one year anniversary of the Closing Date, (x) no Restricted Payments other than Excess Cash Flow Distributions are permitted under this Section 10.6(e), and (y) as a condition to Borrower’s ability to make any Excess Cash Flow Distribution under the preceding clause (x), at least five (5) Business days before making any such Excess Cash Flow Distribution, Borrower shall provide a certificate of an Authorized Officer to the Administrative Agent, certifying as to Borrower’s calculation of Excess Cash Flow for the immediately preceding Fiscal Quarter and the amount of the proposed Excess Cash Flow Distribution;

3. Effect of this First Amendment. This First Amendment is not, and should not be deemed to be, a waiver of, amendment to, consent to or modification of any other term or provision of the Credit Documents, or of any event, condition, or transaction on the part of any Credit Party or any other Person, in each case except as specifically set forth in this Amendment.

4. Conditions. This Amendment (other than Section 7 below, which is effective immediately upon execution and delivery) will be effective as of the Effective Date, but only upon satisfaction of the following conditions precedent:

(a) The Agent’s receipt of original or facsimile or portable document format (PDF) copies (followed promptly by originals) of each of the following, each properly executed, each dated as of the Effective Date (or, in the case of certificates of governmental officials, a recent date before the date of the First Amendment) and each in form and substance satisfactory to Agent and its legal counsel:

(i) this First Amendment;

(ii) certificates of resolutions or other action, incumbency certificates and/or other certificate(s) signed by an officer of any Credit Party that is other than a natural person, as required by the Agent, to evidence the identity, authority and capacity of the signatory(ies) to this First Amendment and the other Credit Documents; and

(b) If required by Agent, the payment by Borrower of all amounts described in Section 8 below. The Agent’s declination to require Borrower to pay all or a portion of these amounts as a condition to the effectiveness of this First Amendment will not excuse Borrower’s obligation to do so immediately upon the Agent’s demand.

5. Acknowledgment and Ratification. All Credit Documents to which the Credit Parties are a party are amended as follows, to the extent necessary: (a) all references to the Credit Agreement are amended to mean the Credit Agreement as amended by this First Amendment, and (b) all references to the “Obligations” are amended to mean the “Obligations” as modified by this First Amendment. Each Credit Party acknowledges and agrees that all Credit Documents remain in full force and effect as amended by this First Amendment.

6. Representation and Warranties. Each Credit Party represents and warrants that as of the Effective Date:

(a) the representations and warranties by such Credit Party in the Credit Documents are true and correct in all respects as though made on the Effective Date, except to the extent that any of them speak to a different specific date, in which case they are true and correct as of such date;

(b) after giving effect to this First Amendment, no Default exists;

(c) the execution, delivery and performance by Credit Parties of this First Amendment and all Credit Documents executed in connection with this First Amendment will not (i) contravene any applicable law, (ii) conflict or be inconsistent with or result in any breach of any term, covenant, condition or provision of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any lien upon any Credit Party’s property or any Credit Party’s other assets pursuant to the terms of any indenture, mortgage, deed of trust, agreement or other instrument to which the such Credit Party is a party or by which any Credit Party or any of the Collateral or a Credit Party’s other assets is bound or may be subject, or (iii) violate any term of a Credit Party’s certificate of formation or other documents and agreements governing the Credit Party’s existence, management or operation;

(d) Credit Parties are not required to obtain the consent of any other party, including any Governmental Authority, in connection with the execution, delivery, performance, validity or enforceability of this First Amendment or any other Credit Documents executed in connection with this First Amendment;

(e) Credit Parties have the requisite power and authority to execute, deliver and carry out the terms and provisions of this First Amendment and the other Credit Documents executed in connection with this First Amendment, and have taken all necessary actions to authorize their execution, delivery and performance of this First Amendment and such Credit Documents;

(f) Each Credit Party has duly executed and delivered this First Amendment and the other Credit Documents to which it is a party; and

(g) This First Amendment and any other Credit Documents executed by a Credit Party in connection with this First Amendment constitute such Credit Party’s legal, valid and binding obligations, enforceable in accordance with the terms of the Credit Documents, subject to (i) the effect of any applicable bankruptcy law, or (ii) general principles of equity.

7. Defaults Unaffected. Nothing in this First Amendment will prejudice, act as, or be deemed to be a waiver of any Default or any right or remedy available to the Agent, the Issuing Bank, or the Lenders by reason of any Default.

8. Fees and Expenses. Borrower shall pay all reasonable and documented fees, expenses and disbursements incurred by the Agent in connection with the preparation and documentation of this First Amendment and the other documents and instruments to be executed in connection with this First Amendment, including the costs and expenses of the Agent’s legal counsel.

9. Releases.

(a) Each Credit Party, for itself and on behalf of all its Affiliates, and its and their respective members, managers, officers, agents, attorneys, employees, directors, partners, agents, representatives, administrator, and all of their successors and assigns (collectively the “Releasing Parties” and each, a “Releasing Party”), releases and forever discharges the Agent, the Issuing Bank, the Lenders, and each of the Agent’s, the Issuing Bank’s, and the Lenders’ Affiliates, and its and their respective members, managers, officers, agents, attorneys, employees, directors, partners, agents, representatives, administrator, and all of their successors and assigns (collectively, the “Released Parties” and each, a “Released Party”), from any and all claims, demands, cross-actions, controversies, causes of action, damages, rights, liabilities and obligations, at law or in equity whatsoever, known or unknown, whether past, present or future, now held, owned or possessed by any or all Releasing Parties, or that any Releasing Party may, as a result of any actions or inactions occurring on or before the Effective Date, in the future hold or claim to hold under common law or statutory right, arising, directly or indirectly, out of the Loans or any of the Credit Documents (collectively, the “Released Claims”).

(b) Each Credit Party acknowledges and agrees that (i) this Section 9 is a full, final and complete release, (ii) any of the Released Parties may plead this Section 9 as an absolute and final bar to any or all suit or suits pending or that are filed or prosecuted in the future by any Releasing Parties, or anyone claiming by, through or under any of the Releasing Parties, in respect of any of the Released Claims, (iii) no Releasing Party is entitled to any recovery on account of the Released Claims, and (iv) the consideration provided for this Section 9 is not an admission of liability by any of the Released Parties.

10. Governing Law; Miscellaneous. This First Amendment is a Credit Document. Sections 13.12–13.15 of the Credit Agreement relating to governing law, jurisdiction, venue, acknowledgments, and waiver of jury trial are incorporated into and made a part of this First Amendment, mutatis mutandis, as if fully set forth herein. The rules of construction in Section 1.2 of the Credit Agreement are expressly made applicable to this First Amendment.

11. Counterparts; Electronic Signatures. This First Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document, and all counterparts must be construed together to constitute the same document. This First Amendment and the other Credit Documents may be transmitted and/or signed by facsimile or digital signature and/or transmission. The effectiveness of any such signatures will have the same force and effect as manually-signed originals and shall be binding on all parties to this First Amendment and the other Credit Documents.

[SIGNATURE PAGE(S) ATTACHED]

THIS FIRST AMENDMENT TO CREDIT AGREEMENT is executed and delivered by the undersigned effective as of the Effective Date.

BORROWER:

BCE-Mach III LLC, a Delaware limited liability company

By:	/s/ Kevin R. White
Kevin R. White
Chief Financial Officer

GUARANTOR:

BCE-MACH III MIDSTREAM HOLDINGS LLC, a Delaware limited liability company

By:	/s/ Kevin R. White
Kevin R. White
Chief Financial Officer

Signature Page
First Amendment to Credit Agreement

THIS FIRST AMENDMENT TO CREDIT AGREEMENT is executed and delivered by the undersigned effective as of the Effective Date.

ADMINISTRATIVE AGENT, COLLATERAL AGENT, ISSUING BANK AND LENDER:

MIDFIRST BANK, a federally chartered savings association

By:	/s/ Chad Dayton
Chad Dayton, First Vice President

Signature Page
First Amendment to Credit Agreement

THIS FIRST AMENDMENT TO CREDIT AGREEMENT is executed and delivered by the undersigned effective as of the Effective Date.

LENDER:

MABREY BANK

By:	/s/ Michael Aholt
Michael Aholt, Vice President,
Commercial Banking

Signature Page
First Amendment to Credit Agreement

THIS FIRST AMENDMENT TO CREDIT AGREEMENT is executed and delivered by the undersigned effective as of the Effective Date.

LENDER:

UBS AG, STAMFORD BRANCH

By:	/s/ Anthony Joseph
Anthony Joseph, Associate Director

By:	/s/ Houssem Daly
Houssem Daly, Associate Director

Signature Page
First Amendment to Credit Agreement